Exhibit 10.1

EXCHANGE AGREEMENT
This Exchange Agreement (this “Agreement”) is entered into as of February 20, 2020, by and between Encompass Health Corporation, a Delaware corporation (the “Company”), HCHB Consulting, Inc., a Delaware corporation (“Shareholder”) and, solely for purposes of Section 1 hereof, Encompass Health Home Health Holdings, Inc., a Delaware corporation (the “Subsidiary”).
RECITALS
A.Shareholder and Company each are a party to that certain Stockholders’ Agreement, dated as of December 31, 2014 by and among the Company, Shareholder, the Subsidiary and certain other Management Investors (the “Stockholders’ Agreement”);
B.The parties hereto have determined that with respect to 46,751 shares of Subsidiary Common Stock (the “Exchanged Subsidiary Shares”), the parties desire to effect an exchange of the Exchanged Subsidiary Shares for common stock of the Company, par value $0.01 per share (the “Company Common Stock”) on the terms and subject to the conditions of this Agreement (such transaction, the “Exchange”);
C.As of the date hereof, the Company and Shareholder agree that the Fair Market Value of the Exchanged Subsidiary Shares, as determined pursuant to the Stockholders’ Agreement, is $45,312,471.73 (the “Exchanged Subsidiary Shares Value”).
D.The Company desires to deliver a number of shares of Company Common Stock as determined under this Agreement (the “Exchanged Company Shares”) to Shareholder in exchange for the Exchanged Subsidiary Shares, on the terms and subject to the conditions of this Agreement; and
E.It is the intention of the parties hereto that the Exchange shall be a transaction satisfying the requirements of section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).
AGREEMENT
NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as set forth below. All capitalized terms used but not herein defined shall have the meaning set forth in the Stockholders’ Agreement.

1.Matters Related to the Stockholders’ Agreement
a.    Pursuant to subparagraph (vi) of the definition of “Permitted Transferee” in the Stockholders’ Agreement, the Company hereby approves the Exchange and the transfer of the Exchanged Subsidiary Shares to the Company, and the Subsidiary hereby acknowledges and agrees that the Company is a “Permitted Transferee” as defined in the Stockholders’ Agreement.
b.    The Subsidiary hereby waives any requirement that the Shareholder deliver to the Subsidiary the opinion described in Section 3.02 of the Stockholders’ Agreement in connection with the Exchange.
c.    Pursuant to Section 3.01 of the Stockholders’ Agreement, the Company agrees to take the Exchanged Subsidiary Shares subject to, and to comply with, all of the provisions of the Stockholders’ Agreement applicable thereto, and shall cause a copy of this Agreement to be filed with the Secretary of the Subsidiary.
2.    Mechanics of Exchange
a.    No earlier than February 11, 2020 and no later than the end of the day on March 12, 2020 (such period, the “Exchange Notice Period”), Shareholder may deliver a notice (the “Exchange Notice”) in writing to the Company of Shareholder’s intention to exchange all, but not less than all, of the Exchanged Subsidiary Shares for the number of Exchanged Company Shares determined pursuant to this Section 2. If no Exchange Notice is delivered by the Shareholder during the Exchange Notice Period, this Agreement shall terminate and be of no further force or effect with respect to the Exchanged Subsidiary Shares.
b.    No later than five (5) business days following receipt of the Exchange Notice, the Company shall deliver to Shareholder a calculation setting forth the number of Exchanged Company Shares to be delivered in the Exchange. The number of shares of Exchanged Company Shares to be delivered in the Exchange shall be determined by dividing the Exchanged Subsidiary Shares Value by an amount per share (rounded to two decimal places) equal to the last reported sales price of a share of the Common Stock on the composite tape of the New York Stock Exchange (the “NYSE”) on the date on which the Exchange Notice was delivered (the “Exchanged Company Shares Value”). If the Exchange Notice is delivered after 5 p.m. central time or on a day on which the NYSE was not open for trading, the Exchanged Company Shares Value will be determined using the last reported sales price for the Company Common Stock on the next trading day following the date on which the Exchange Notice was delivered.
c.    No later than five (5) days following the delivery by the Company of its determination of the Exchanged Company Shares Value, provided that any conditions precedent and closing deliveries have been satisfied or provided, as applicable, Shareholder shall transfer to the Company all of Shareholder’s right, title and interest in and to the Exchanged Subsidiary Shares and in consideration of the assignment by Shareholder of the

Exchanged Subsidiary Shares, the Company shall deliver to Shareholder the Exchanged Company Shares, rounded down to the nearest whole number of shares, and cash in an amount equal to the Exchanged Company Share Value multiplied by the number of fractional shares of Company Common Stock that otherwise would have been issued in the Exchange (the consummation of such transfer and delivery, the “Closing”). The Company and the Shareholder agree that payment of cash in lieu of fractional shares of Company Common Stock is solely for the purpose of avoiding the expense and inconvenience to the Company of issuing fractional shares and does not represent separately bargained-for consideration.
3.    Representations and Warranties of the Company. The Company hereby represents and warrants to Shareholder as follows:
a.    The execution and delivery by the Company of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions of the Company. This Agreement has been duly and validly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company, enforceable against the Company, in accordance with its terms, except to the extent such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.
b.    The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of this Agreement by the Company will not (i) contravene, result in any breach of, or constitute a default under, any material agreement or instrument to which the Company is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or governmental authority applicable to the Company, or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to the Company.
c.    The Exchanged Company Shares sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be validly issued, fully paid and nonassessable.
4.    Representations and Warranties of Shareholder. Shareholder represents and warrants to the Company as follows:
a.    Shareholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated by this Agreement, to effect the Exchange, and otherwise to carry out its obligations hereunder and thereunder.
b.    The execution and delivery by Shareholder of this Agreement, and the performance of its obligations hereunder, have been duly and validly authorized by all necessary actions of Shareholder. This Agreement has been duly and validly executed and delivered by Shareholder and constitutes the legal, valid and binding obligations of

Shareholder, enforceable against Shareholder, in accordance with its terms, except to the extent such enforceability (i) may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to creditors’ rights generally and (ii) is subject to general principles of equity.
c.    The consummation of the transactions contemplated by this Agreement and the execution, delivery and performance of the terms and provisions of this Agreement by Shareholder will not (i) contravene, result in any breach of, or constitute a default under, any material agreement or instrument to which Shareholder is a party, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order of any court, arbitrator or governmental authority applicable to Shareholder, or (iii) violate any provision of any statute or other rule or regulation of any governmental authority applicable to Shareholder.
d.    Shareholder is the sole and exclusive legal and beneficial owner of the Exchanged Subsidiary Shares, free and clear of all prior claims and any lien, mortgage, security interest, pledge, restriction on transferability, and there are no (i) voting trusts, stockholder or other agreements, proxies or other understandings in effect (except for the Stockholders’ Agreement) with respect to the voting or transfer of any of the Exchanged Subsidiary Shares or (ii) judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court, administrative agency, arbitral body or governmental authority) against Shareholder with respect to any of the Exchanged Subsidiary Shares.
e.    Shareholder is acquiring all of the Exchanged Company Shares for Shareholder’s own account, for investment purposes, and not with a view to or for sale in connection with any distribution of the Exchanged Company Shares. Shareholder specifically represents that the entire legal and beneficial interest in the Exchanged Company Shares is being acquired for, and will be held for, Shareholder’s account only and not for the account of, or otherwise on behalf of, any other person.
f.    Shareholder has had a full opportunity to ask questions through its representatives and to receive answers concerning the terms and conditions of the transactions contemplated by this Agreement and has had full access to the Company’s officers and such other information concerning the Company as he has requested.
g.    Shareholder is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”).
h.    By reason of Shareholder’s business or financial experience, Shareholder has the capacity to protect Shareholder’s own interests in connection with the transactions contemplated by this Agreement, and Shareholder can bear the risk of losing Shareholder’s entire investment in the Company.
i.    The Shareholder is a “United States person” within the meaning of Section 7701(a)(30) of the Code and the Treasury Regulations thereunder.

j.    Shareholder has relied only upon its own tax advisor and legal counsel with respect to the federal, state, local, foreign and other tax consequences arising from such Shareholder’s acquisition, ownership, and potential future disposition of the Exchanged Company Shares in the Exchange, and not on the Company or the Subsidiary, or either of their respective advisors. Shareholder acknowledges that neither the Company, the Subsidiary, nor their respective advisors has made any representations regarding the federal, state, local, foreign or other tax consequences of consummating the transactions contemplated by this Agreement.
5.    Legends. Shareholder acknowledges that (i) the offer and sale of the Exchanged Company Shares in the Exchange have not been registered under the Act, or registered or qualified under the securities laws of any state, and instead have been offered and are being sold pursuant to one or more exemptions from registration or qualification, and (ii) the Exchanged Company Shares are “restricted securities” within the meaning of Rule 144 under the Act, and Shareholder may not sell or otherwise transfer the Exchanged Company Shares unless they are subsequently registered under the Act and registered or qualified under applicable state securities laws, or unless an exemption is available which permits the sale or other transfer without such registration and qualification. Shareholder acknowledges that the Company has no obligation to register the Exchanged Company Shares or to ensure that any sale or other transfer of the Exchanged Company Shares by Shareholder complies with the requirements of any exemption from such registration or qualification. Shareholder understands and agrees that all certificates, if any, evidencing the Exchanged Company Shares to be issued to Shareholder shall bear substantially the following legend:
THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD OR OTHERWISE TRANSFERRED OR DISPOSED OF UNLESS THEY HAVE BEEN REGISTERED UNDER SUCH ACT AND ALL SUCH APPLICABLE LAWS OR AN EXEMPTION FROM REGISTRATION IS AVAILABLE.
6.    Transaction Upon Execution.     The following deliveries and transactions shall take place at the Closing:
a.    The Company shall deliver or cause to be delivered to Shareholder:
i.    the Exchanged Company Shares, recorded in book-entry form or certificated form, as determined by the Company in its sole discretion, in the name of Shareholder with the Company’s transfer agent, Computershare, Inc.;
ii.    cash (by check, money order or wire transfer) in lieu of the issuance of any Fractional Shares, in such amount as provided for in Section 2(c) of this Agreement; and

iii.    such further instruments and documents as may be necessary or appropriate to consummate the transactions contemplated herein, all duly executed by the Company.
b.    Shareholder shall deliver to the Company:
i.    stock certificates of Subsidiary evidencing the Exchanged Subsidiary Shares, together with appropriate stock powers executed in blank;
ii.    a certificate substantially in the form set forth in, and satisfying the requirements of, Treasury regulation section 1.1445-2(b)(2), in form and substance reasonably satisfactory to the Company, and an executed IRS Form W-9 or applicable successor form;
iii.    a copy of the notice provided to the Subsidiary as required under Section 3.01 of the Stockholders’ Agreement; and
iv.    such further instruments and documents as may be reasonably necessary or appropriate to consummate the transactions contemplated herein, all duly executed by Shareholder.
7.    General Provisions.
a.    Successors and Assigns. This Agreement will be binding on the parties and their respective legal representatives, successors and permitted assigns.
b.    No Third Party Beneficiaries. Except as may be expressly provided in this Agreement, there shall be no third party beneficiaries.
c.    Governing Law; Jurisdiction. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Delaware. The parties (i) hereby irrevocably and unconditionally submit to the jurisdiction of the state and federal courts located in the State of Delaware for the purpose of any suit, action or other proceeding arising out of or based upon this Agreement (“Covered Matters”), (ii) agree not to commence any suit, action or other proceeding arising out of or based upon any Covered Matters except in the state or federal courts located in the State of Delaware, and (iii) hereby waive, and agree not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, any claim that a party is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the subject matter of any Covered Matter may not be enforced in or by such court.

d.    Further Assurances. The Company and Shareholder shall, at any time and from time to time following the date hereof promptly execute and deliver, or cause to be executed and delivered all such further instruments and take all such further actions as may be reasonably necessary or appropriate to confirm or carry out the purposes and intent of this Agreement.
e.    Entire Agreement. This Agreement constitutes the full and entire understanding and agreement among the parties with respect to the subject matter hereof, and any other written or oral agreement relating to the subject matter hereof existing between the parties is expressly canceled.
f.    Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute a single agreement.
g.    Amendment. This Agreement may be amended or modified only by a written instrument executed by all of the parties to this Agreement.
h.    Counterparts; Delivery. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes
i.    Withholding. The Company shall be entitled to deduct and withhold from any transfers to be made under this Agreement any amounts required to be deducted or withheld under applicable federal, state, local or foreign law; provided, that Company does not expect to be required to withhold any amounts from any transfers made under this Agreement provided that Shareholder complies with Section 6(b)(ii) hereof. Any amount so deducted and withheld, when paid over to the appropriate governmental authority, shall be treated as having been paid to the person in respect of which such deduction or withholding was made for all purposes of this Agreement.
j.    Notices. All notices, requests, demands, claims and other communications required or permitted hereunder will be in writing and will be sent by personal delivery, nationally recognized overnight courier or facsimile or, provided that one of the foregoing methods of delivery is also used, by e-mail (as a PDF). Any notice, request, demand, claim, or other communication required or permitted hereunder will be deemed duly given, as applicable, (1) upon personal delivery, (2) one (1) Business Day following the date sent when sent by courier delivery or (3) upon confirmation of receipt when sent by facsimile or e-mail (as a PDF), addressed as follows:

If to the Company, to: Encompass Health Corporation 9001 Liberty Parkway Birmingham, Alabama 35242 Telephone number: (205) 967-7116 Facsimile number: (205) 262-3948 Attention: General Counsel	If to Shareholder, to: HCHB Consulting, Inc. c/o April Anthony 3616 Euclid Avenue Dallas, Texas 75205

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.
COMPANY:
ENCOMPASS HEALTH CORPORATION

By:    /s/ Patrick Darby
Name: Patrick Darby

Title:	Executive Vice President, General Counsel and Secretary

SHAREHOLDER:

HCHB CONSULTING, INC.

By: /s/ April Anthony
Name: April Anthony
Title: President

SUBSIDIARY
(Solely for purposes of Section 1 hereof):

ENCOMPASS HEALTH HOME HEALTH HOLDINGS, INC.

By:    /s/ Patrick Darby
Name: Patrick Darby

Title:	Vice President and Secretary